Exhibit 10.1

AMENDMENT NO. 1

TO

TRADEMARK AND RECIPE LICENSE AGREEMENT

This AMENDMENT NO. 1 TO TRADEMARK AND RECIPE LICENSE AGREEMENT (this “Amendment”) is dated as of March 31, 2026, by and between VCP IP Holdings, LLC, a Delaware limited liability company (the “Licensor”), and GTI Core, LLC, a Delaware limited liability company (the “Licensee”). Terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the License Agreement (as defined below).

WHEREAS, Licensor and Licensee are parties to that certain Trademark and Recipe License Agreement dated as of August 27, 2025, as amended and/or restated from time to time (the “License Agreement”).

WHEREAS, pursuant to Section 8.5 of the License Agreement, the License Agreement may only be amended pursuant to a written instrument signed by Licensor and Licensee; and

WHEREAS, Licensor and Licensee wish to amend the terms of the License Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to License Agreement. The Parties hereby agree that, effective as of April 1, 2026, the License Agreement shall be amended as follows:

(a) Section 2.2 of the License Agreement shall be deemed null and void and of no further force and effect.

(b) Exhibit B to the License Agreement shall be deleted in its entirety and the Exhibit B set forth in Attachment 1 to this Amendment shall be substituted in lieu thereof.

2. Miscellaneous. Except as expressly set forth herein, the License Agreement shall remain in full force and effect. Section 8 of the License Agreement is hereby incorporated by reference, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

LICENSOR:

VCP IP Holdings, LLC

By:	/s/ Brad Asher
Name:	Brad Asher
Title:	Authorized Signatory

LICENSEE:

GTI Core, LLC

By:	/s/ Anthony Georgiadis
Name:	Anthony Georgiadis
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Trademark and Recipe License Agreement]

Attachment 1

EXHIBIT B

CONSIDERATION

(a) Consideration for the transactions contemplated under this Agreement shall be in the form of a fixed annual fee (the “Annual Fee”), payable in equal monthly installments by Licensee to Licensor within thirty (30) days following the end of each calendar month during the Term. Commencing on April 1, 2026, the Annual Fee for calendar year 2026 shall be $64,000,000, payable in monthly installments of $5,333,333.33.

(b) Commencing on January 1, 2027, and on each anniversary thereof during the Term (each, an “Adjustment Date”), the Annual Fee shall be increased by an amount equal to the CPI Adjustment Rate. As used herein, the “CPI Adjustment Rate” shall equal the number that is two times the Published CPI Rate (as defined below). For example, for calendar year 2027, if the applicable Published CPI Rate is 2.4%, the CPI Adjustment Rate shall be 4.8% and the Annual Fee for 2027 shall be increased by an amount equal to $3,072,000, resulting in an Annual Fee of $67,072,000.

(c) As used herein, the “Published CPI Rate” means the year-over-year percentage change in the Consumer Price Index for All Urban Consumers, All Items, U.S. City Average, Not Seasonally Adjusted (BLS series identifier: CUUR0000SA0), as published by the U.S. Bureau of Labor Statistics (the “BLS”) for the month of December immediately preceding the applicable Adjustment Date. If the Published CPI Rate is not publicly available by February 1 for any given calendar year, the Parties shall use the most recently published monthly rate available as of that date.

(d) By February 15 following each Adjustment Date, Licensor shall notify Licensee of (i) the applicable Published CPI Rate, (ii) the resulting CPI Adjustment Rate, and (iii) the adjusted Annual Fee, which shall apply retroactively to such Adjustment Date. Licensee shall have ten (10) days following receipt of Licensor’s notice to object to such adjusted Annual Fee in writing (such objection, an “Objection Notice”). If Licensee timely objects, the Parties shall negotiate in good faith to resolve the dispute. If Licensee and Licensor are unable to resolve such objection within sixty (60) days after Licensee’s delivery of an Objection Notice, the matter shall be referred to an impartial nationally recognized firm of independent certified public accountants, other than Licensee’s or Licensor’s accountants, appointed by mutual agreement of the Parties (the “Independent Accountant”), who, acting as experts and not arbitrators, shall calculate the Annual Fee pursuant to this Exhibit B. The determination of the Independent Accountant shall be final and binding on the Parties, and the fees and expenses of the Independent Accountant shall be borne equally by Licensor and Licensee. For the avoidance of doubt, during any dispute of the Annual Fee, the prior calendar year’s Annual Fee shall remain in effect until final resolution.

(e) Notwithstanding the foregoing, in no event shall (i) the CPI Adjustment Rate exceed 10.0% for any calendar year, or (ii) the Annual Fee decrease from one calendar year to the next, including due to a negative Published CPI Rate.

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